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                                                                   EXHIBIT 99.1

                           ACADIANA BANCSHARES, INC.
                           200 West Congress Street
                          Lafayette, Louisiana 70501

                        Special Meeting of Shareholders
                                         , 2002

         This Proxy is solicited on behalf of the Board of Directors.

The undersigned, hereby appoints Gerald G. Reaux, Jr. and Emile E. Sculier, III, and each of them, as proxies of the undersigned, each with the full power to appoint his or her substitute to vote as designated on the reverse of this card all of the shares of Acadiana Bancshares, Inc. ("Acadiana") common stock which the undersigned is entitled to vote at the special meeting of
shareholders to be held at Lafayette, Louisiana on             ,         ,
2002, at   :00 a.m., Central Time, or any adjournment or postponement thereof.

This Proxy may be revoked at any time before it is exercised.

Shares of Acadiana common stock will be voted as specified. Unless otherwise specified, this Proxy will be voted "FOR" the proposal to approve an Agreement and Plan of Merger, dated as of September 22, 2002, between IBERIABANK Corporation and Acadiana and "FOR" the proposal to adjourn the special meeting if necessary to permit further solicitation of proxies on the proposal to approve the merger agreement. If any other matter is properly presented at the special meeting of shareholders, the Proxy will be voted in accordance with the judgment of the persons appointed as Proxies.

A shareholder wishing to vote in accordance with the Board of Directors' recommendations need only sign and date this proxy and return it in the enclosed envelope. Shares cannot be voted by the Proxies unless this Proxy Card is signed and returned.

          IMPORTANT: PLEASE DATE AND SIGN THE PROXY ON REVERSE SIDE.

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                          (Continued from other side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS.

1. Proposal to approve and adopt an Agreement and Plan of Merger, dated as of September 22, 2002, between IBERIABANK Corporation ("IBKC") and Acadiana Bancshares, Inc. ("Acadiana") pursuant to which, among other things, Acadiana will merge into IBERIABANK Acquisition Corporation, a wholly owned subsidiary of IBKC, and on the effective date of the merger each outstanding share of common stock of Acadiana will be converted into the right to receive $7.88 in cash and $31.50 in IBKC common stock based on the average closing price during a specified measurement period, but not less than .6848 nor more than .9265 shares of IBKC common stock, subject to adjustment as determined in accordance with the terms of the Agreement and Plan of Merger.

                              FOR  AGAINST ABSTAIN
                               [_]   [_]     [_]

2. Proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.

                              FOR  AGAINST ABSTAIN
                               [_]   [_]     [_]

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3.  In their discretion, upon any other matter that may properly come before the special meeting of shareholders or any postponement or adjournment thereof.

The Board of Directors of Acadiana unanimously recommends a vote "FOR" approval of the merger agreement and "FOR" the proposal to adjourn the special meeting if necessary to permit further solicitation of proxies on the proposal to approve the merger agreement. Such votes are hereby solicited by the Board of Directors.


                                        Dated:    -----------------------------

                                        Signature -----------------------------

                                        Signature -----------------------------
                                                  (print name)

                                        Important: Please sign your name
                                        exactly as it appears on thestock
                                        certificate. When shares are held as
                                        joint tenants, eithermay sign. When
                                        signing as an attorney,
                                        executor,administrator, trustee or
                                        guardian, add such title to
                                        yoursignature.

                                        Note: If you receive more than one
                                        proxy card, please dateand sign each
                                        card and return all proxy cards in the
                                        enclosedenvelope.